Exhibit 5.1
                             MCLAUGHLIN & STERN, LLP
                               260 MADISON AVENUE
                                   18TH FLOOR
                            NEW YORK, NEW YORK 10016
                                 (212) 448-1100
                               FAX (212) 448-0066

                               Richard J. Blumberg
                          Direct Phone: (212) 448-6205

     New Jersey Office                                      Millbrook Office
   411 Hackensack Avenue                                    Franklin Avenue
Hackensack, New Jersey 07601                                 P.O. Box 1369
     (201) 488-1105                                    Millbrook, New York 12545
   Fax (201) 488-3679                                       (914) 677-5700
                                                          Fax (914) 677-0097

                                          June 12, 1998

United States Securities & Exchange Commission
450 Fifth Street NW
Washington, DC  20549

                  Re:  Alydaar Software Corporation

Gentlepersons:

                  Reference is made to the Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange
Commission by Alydaar Software Corporation (the "Company") covering the registration of 200,000 shares of the Company's Common Stock to be issued pursuant to The 1997 Employee Stock Purchase Plan (the "Plan").

                  We hereby advise you that we have examined originals or copies certified to our satisfaction of the Certificate of Incorporation and amendments thereto and the By-Laws of the Company, minutes of meetings of the Board of Directors and Shareholders and such other documents and instruments, and we have made such examination of law as we deemed appropriate as to the basis for the opinions hereinafter expressed. We express no opinion with respect to any matters as they may impinge upon laws of the State of North Carolina, the Company's state of incorporation.

                  Based on the foregoing, we are of the opinion that:

                  1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of North Carolina.

                  2. The 200,000 shares of Common Stock (the subject of this Registration Statement) to be issued pursuant to the Plan will, upon issuance to the persons entitled to participate in the Plan and the payment of the consideration required under the terms of the Plan, be validly issued, fully paid and non-assessable.

                  In addition, we hereby consent to the reference to this Firm into this Registration Statement and to the filing of this opinion as an Exhibit to this Registration Statement.

                                          Very truly yours,

                                          /s/ McLaughlin & Stern, LLP
                                          MCLAUGHLIN & STERN, LLP
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